Master Logistics Services Agreement

This Master Logistics Services Agreement is made and entered into this 16th day of August, 2017 (the "Effective Date") by and between, CaseStack, Inc., a California corporation ("CaseStack") and **CCA Industries, Inc.** ("Customer"). CaseStack and Customer shall be referred to herein each as a "Party" and collectively, as the "Parties". "Agreement", as the term is used herein, refers to this Master Logistics Services Agreement, the Conditions (as defined below) and all appendices, schedules, amendments, exhibits, SOWs, and other documents incorporated herein or otherwise signed by the parties and making reference hereto.

1. **Services**.

(a) Conditions of Service. CaseStack's Services, as defined below, are governed by Terms and Conditions of Storage, Transportation and Cross-Dock Services available at www.casestack.com and as amended from time to time in accordance therewith (the "Conditions"). Capitalized terms defined in the Conditions and not defined herein shall be given the meaning assigned to them in the Conditions.

(b) Goods and Assumptions. Attached to this Agreement and incorporated herein by reference is Appendix A (which may include related Schedules), which Appendix contains descriptions of the Goods, rates and charges, operational rules, and other assumptions. Appendix A shall be signed by the Parties and may be amended or superseded in a writing signed by an authorized representative of each Party.

2. **Term and Termination**.

(a) Term. This Agreement shall commence on the Effective Date and continue for a period of one (1) year ("Initial Term"). Unless terminated earlier as herein provided, This Agreement shall automatically renew for successive one (1) year terms (each, an "Additional Term") until the Agreement is terminated in accordance with the terms herein. The Initial Term and any Additional Term may be collectively referred to herein as the "Term".

(b) No-Cause Termination. Either Party may terminate this Agreement or any SOW hereunder at any time by providing written notice of not less than one hundred twenty (120) calendar days.

(i) Early Termination Fee. If Customer terminates the Agreement with less than one hundred twenty (120) days' notice (other than pursuant to Customer's rights to terminate the Agreement for-cause as set forth below), or if CaseStack otherwise determines that Customer, through its conduct, statements or omissions, is not fulfilling its obligations to use CaseStack's services under the Agreement (including, but not limited to, failure or refusal to use CaseStack's services at historic or agreed upon levels or Customer's transition to a replacement provider), Customer will be liable for an "Early Termination Fee" owed to CaseStack. The amount of the Early Termination Fee shall be the average gross revenue owed by Customer to CaseStack on a daily basis (the "Average Daily Revenue") during the one hundred twenty (120) days preceding either Customer's notice of termination or CaseStack's reasonable determination that Customer is not fulfilling its obligations to use CaseStack's services. If Customer has provided notice to CaseStack of termination, but did not provide one hundred twenty days' notice, then the Early Termination Fee will be one hundred and twenty minus the number of days of notice provided, which difference will be multiplied by the Average Daily Revenue. If, in the alternative, CaseStack determines that Customer is not fulfilling its obligations to use CaseStack's services, then the Early Termination Fee shall be one hundred twenty multiplied by the Average Daily Revenue.

(ii) Early Termination Fee Exceptions. The Early Termination Fee noted above shall not apply to termination by Customer if all of the following are met: (i) Customer only uses CaseStack's Services with respect to Goods in a Consolidation Program (as defined in Appendix A to the Agreement); (ii) the retail consignee of such Consolidation Program discontinues purchasing from Customer (in which case, Customer will provide proof, as reasonably requested by CaseStack, of such discontinuance); and (iii) Customer indicates in its notice of termination that it is terminating the Agreement due to the retailer's discontinuance of purchases from Customer.

(c) Termination for Material Breach. Subject to Conditions' Section 2.1, either Party may immediately terminate the Agreement or, in such terminating Party's sole discretion, any SOW, provided that: (a) the other Party is in material breach of its obligations under the Agreement or Conditions, (b) the terminating Party notifies the other Party in writing of the material breach, and (c) such other Party fails to cure the material breach to the reasonable satisfaction of the Party providing notice within fifteen (15) calendar days after the receipt of such notice. Notwithstanding anything stated herein to the contrary, CaseStack may immediately terminate the Agreement or any SOW hereunder upon Customer's failure to pay any sums that Customer is obligated to pay within the Payment Terms set forth in Section 3.

3. **Payment Terms**. Customer shall pay all invoices within thirty (30) calendar days of the date of such invoices. All payments shall be made in US dollars, at CaseStack designated remittance address.

4. **Conflicts Provision**. If a conflict exists between or among provisions within this Agreement, specific terms will control over general provisions. If a conflict exists between the main body of this Agreement, Appendix A, the Conditions and any schedule (including a Consolidation Program schedule), the order or precedence shall be as follows from order of highest priority to lowest: schedule, appendix, the main body of this Agreement, and Conditions. The Parties agree that pursuant to 49 U.S.C. § 14101(b)(1) they expressly waive any and all rights and remedies under Part B of Subtitle IV, to Title 49 of the U.S. Code (the "Acts") to the extent that they conflict with the provisions of this Agreement. No Party shall challenge any provision of the Agreement on the grounds that any such provision or provisions violates the waived rights and remedies under the Acts.

5. **Notices**. All notices required to be delivered hereunder shall be delivered via one or more of the following methods, with the earliest receipt date as the effective date: (a) overnight courier with tracking capabilities, in which case, notice will be effective on the date received as evidenced by tracking receipt provided by such courier (b) registered or certified mail, return receipt requested, in which case, notice will be effective on the date signed for, or (c) electronic mail, return receipt requested, in which case, notice will be effective on the date received as evidenced by the read receipt. Notices shall be addressed:

To Customer as follows:	To CaseStack as follows:
CCA Industries, Inc. 65 Challenger Road Suite 340 Ridgefield, NJ 07660	3000 Ocean Park Blvd. Suite 1000 Santa Monica, CA 90405
Attn: Stephen Heid	Attn: Contracts Department
Facsimile: ___-___-___	Facsimile: 310-460-1836
Telephone: 201-528-8200	Telephone: 310-473-8885
E-mail: steve.heid@ccaindustries.com	E-mail: contracts@casestack.com

or at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other Party.

6. **Entire Agreement**. This Agreement and each schedule, exhibit, appendix, SOW and corresponding amendment embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. No representation, undertaking or warranty given by CaseStack shall be binding unless

set forth herein, or if subsequent to the execution of this Agreement by the Parties, is set forth in writing and signed by a duly authorized representative of each of the Parties.

7. **Interpretation**.

(a) Severability. The invalidity or unenforceability of any term of this Agreement shall not invalidate or otherwise affect any other terms hereof.

(b) Counterparts. This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which will be considered an original, but all of which together will constitute one and the same instrument. Delivery of this Agreement may be accomplished by electronic transmission. This Agreement, including any appendix, exhibit, SOW or schedule, may be executed via electronic signature of the parties or their authorized representatives. Any such electronic signature shall be binding on the respective parties and neither party shall challenge the validity of any such electronic signature, nor challenge the validity of this Agreement based thereon.

(c) Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions thereof.

(d) Amendment. Except as otherwise expressly set forth herein, this Agreement, or any term thereof, may be amended, changed or otherwise modified only by written amendment signed by both parties.

(e) Incorporation by Reference. The above stated recitals and any schedules, exhibits, SOWs, corresponding amendments, and other attachments hereto are hereby incorporated by reference.

(f) Negotiation. This Agreement has been negotiated by the Parties hereto. In no event shall any presumption against the drafter apply to interpretation of this Agreement.

CASESTACK:	CCA INDUSTRIES, INC.:
By: ______________________	By: [signature]
Name: Pei-Ching Ling	Name: Stephen A. Heit
Title: Vice President of Finance	Title: Chief Financial Officer
Date: ______________________	Date: August 31, 2017

APPENDIX A

Service Fees, Charges and Assumptions

This Appendix A is incorporated into and made a part of the Master Logistics Services Agreement ("MLSA") entered into by and between CaseStack, Inc. ("CaseStack") and **CCA Industries, Inc.** ("Customer") with an Effective Date of August 16, 2017 (the "Agreement"). This Appendix A shall take effect on August 16, 2017 and shall remain in full force and effect while the Agreement is in effect unless and until superseded by a subsequently dated Appendix A signed by an authorized representative of the Parties. Capitalized terms shall have the same meaning in this Appendix A as in the Agreement.

1. **Goods and Assumptions**. The following Assumptions regarding Customer's Goods were used in the development of the Service Fees and Charges contained herein.

GENERAL SERVICE ASSUMPTIONS	
COMMODITY DESCRIPTION	Skin Care Products & Toothpaste
PALLET DIMENSIONS (L X W X H IN INCHES)	48" x 40" x ≤ 60"
NMFC	60000
FREIGHT CLASSIFICATION	70
PALLETS DOUBLE STACKABLE ON TRUCKS?	Double
ANNUAL TURN	12
WAREHOUSE FULFILLMENT CENTER (WFC)	**NE**
NUMBER OF SKUS IN PRODUCT LINE	> 50
TEMPERATURE CONTROL? (Y/N)	No
% OF CASES IN STORAGE FOR ORM-D, FLAMMABLE, OR HAZARDOUS GOODS	No
PALLETS IN INVENTORY EACH MONTH	850

INBOUND ORDERS	
Order configuration	**NE**
% OF ORDERS SLIPSHEETED	
% OF ORDERS PALLETIZED	100%
% OF ORDERS FLOOR-LOADED	
NUMBERS OF TRAILERS PER MONTH	7 – 8
NUMBER OF 20' CONTAINERS PER MONTH	
NUMBER OF 40' CONTAINERS PER MONTH	
NUMBER OF CASES PER OCEAN CONTAINER	
PALLETS PER ORDER	41
CASES PER PALLET	256
PALLET WEIGHT (LBS.)	804
CASE WEIGHT (LBS.)	3.00
LINES PER ORDER	≤ 44

OUTBOUND ORDERS	
ORDER CONFIGURATION	NE
% OF ORDERS ON WOOD	100%
% OF ORDERS ON SLIPSHEET	
% OF ORDERS AS FLOOR-LOADED	
% OF ORDERS AS CASES	
SHIPPING MODE	
% OF ORDERS VIA CONSOLIDATION	40%
% OF ORDERS VIA PARCEL	20%
% OF ORDERS VIA LTL	40%
% OF ORDERS VIA FTL	
% OF ORDERS VIA OTHER MODES - CPU	
PALLETS PER ORDER	1.00
CASES PER PALLET	54
PALLET WEIGHT (LBS.)	202
CASE WEIGHT (LBS.)	3.00
ORDERS PER MONTH	241
CASES PER ORDER	48
LINES PER ORDER	3
UCC 128 LABEL (Y/N)	N
SPECIAL LABELING OTHER THAN UCC 128 (Y/N)	N
CASES PICKED AS A % OF TOTAL CASES SHIPPED	99%

Locations: C = Central (Dallas), MW = Midwest (IL), NE = Northeast (PA), NW = Northwest (WA), SE = Southeast (Atlanta), SW = Southwest (Los Angeles), ON = Ontario, Canada

2. Services. The enumerated Services below, which is not an exhaustive list of Services that CaseStack may agree to provide, will generally consist of the following:

(a) Inbound handling and receiving, including unloading containers or trailers, receiving cases on the floor or on pallets, sorting and stacking cases into single SKU pallets, stretch wrapping pallets, moving pallets to storage area, and tracking storage locations

(b) Storage of Goods in racks or on the floor

(c) Outbound handling and order fulfillment, including picking and packing eaches, inner packs, and/or master cartons, repacking into cartons, creating mixed SKU pallets, stretch wrapping pallets, labeling shipping units based on retailer or Client requirements, and loading pallets onto truck for outbound shipping.

(d) Returns processing, including receiving, inspecting, and put-away/disposition.

(e) Special projects, such as kitting, reconfiguring master cases or pallets, and repackaging Goods.

(f) Technology support for online orders, inventory tracking, and EDI capabilities.

3. **Start-Up Charges**. Start-up charges are based upon the Assumptions set forth above. All start-up charges, if any, are payable in advance, and are non-refundable.

Description	Rate (USD) NE	UOM	Additional Explanation
1 Warehouse Setup	Waived	Each	

4. **Minimum Charge**. A minimum monthly charge of $5,000 will be in effect for each open account of a Customer (requiring separate records and billing). This minimum monthly charge will consider total monthly expenditures with CaseStack, including all start-up, transportation, warehouse fulfillment, additional services, and technology fees and charges. **The minimum monthly charge is waived while Customer remains in one of CaseStack's Consolidation Programs.**

5. **Warehouse Fulfillment Charges**

Description	Rate (USD)						Additional Explanation
	NE	NE	NE	NE	NE	UOM	
Storage	≥ 10	≥ 8 and < 10	≥ 6 and < 8	≥ 4 and < 6	≥ 2 and < 4	Turns	
1 Initial storage - ≤ 60"	$6.65	$7.28	$7.97	$8.73	$9.56	Pallet	Assessed based on inbound; minimum of 1 pallet per SKU per lot code
2 Recurring storage - ≤ 60"	$8.65	$9.47	$10.37	$11.36	$12.44	Pallet	Assessed on first day of each month

*Initial Storage assessed based on inbound; minimum of one pallet per SKU per lot code

**Recurring Storage assessed on first day of each calendar month

***≥ 10-Turn pricing to apply for six (6) months after 1st inbound receipt. To be evaluated every three (3) months thereafter

Description	Rate (USD) NE	UOM	Additional Explanation
Handling			
1 Inbound handling	$3.65	Pallet	Assessed based on inbound; minimum of 1 pallet per SKU per lot code
2 Outbound handling	$3.65	Pallet	Assessed based on outbound; includes dock loading of palletized Goods. Unpalletized Goods will be charged additional fees (such as Hourly Labor for floor-loaded goods).
3 Case pick	$0.31	Case	
4 Administrative/Order Processing/BOL - Automated	$7.50	Order	
5 Administrative/Order Processing/BOL - Manually Created	$8.50	Order	
6 Pallet label/placard*	$0.28	Label	
7 Case label*	$0.28	Label	
8 Stretch wrap*	$3.45	Pallet	
9 Parcel processing	$0.95	Case	Assessed for every case shipped via parcel carrier. Any required re-packing will be charged an additional fee (such as Supplies or other application fees).

Description		Rate (USD) NE	UOM	Additional Explanation
Other charges				
1	Pallet purchases - 48" x 40" (used)*	$8.40	Pallet	
2	Pallet purchases - 48" x 40" Grade A (new)*	$18.00	Pallet	
3	Hourly labor - regular hours*	$45.00	Hour	15 minutes minimum, 15-minute increments
4	Hourly labor - overtime, weekend, holidays*	$65.00	Hour	15 minutes minimum, 15-minute increments; one supervisor and one staff required
5	Physical inventory - regular hours	$45.00	Hour	15 minutes minimum, 15-minute increments
6	Physical inventory - overtime, weekend, holidays	$65.00	Hour	15 minutes minimum, 15-minute increments
7	Cycle count - regular hours	$45.00	Hour	15 minutes minimum, 15-minute increments
8	Cancel order - administrative labor*	$25.00	Order	
9	Change order - administrative labor*	$25.00	Order	
10	Rush order*	$35.00	Order	Order provided for same-day shipping or orders provided after 11am PST to ship next day.
11	Inbound receipt without advance notice*	$35.00	Order	
12	Inbound receipt arriving late to fill consolidation program orders*	$95.00	Order	Applies to each inbound order arriving after the order issuance date.
13	Supplies and materials*	15%	--	Based on cost plus 15% margin.
14	Customer pickup/will call	$15.00	Order	
15	Request for bill of lading (BOL), proof of delivery (POD), or drop trailer stamp (DTS) copy*	$7.00	Order	Charged if requests for signed BOLs, PODs, and DTSs are more than 5% of total orders in the same calendar month as the request.
Locations: C = Central (Dallas), MW = Midwest (IL), NE = Northeast (PA), NW = Northwest (WA), SE = Southeast (Atlanta), SW = Southwest (Los Angeles)				
* Applies to both cross dock and warehouse (inventory hold) Customers if the service is used				

6. Transportation Charges

(a) LTL Shipments not Included in a Retailer Consolidation Shipment. LTL Shipments that are not part of a Retailer Consolidation shipment are charged at the Base Rate minus a 65% discount, as reflected on www.CaseStack.com (not applicable to Hawaii, Alaska, Canada, Mexico, or other international locations). This discount percentage pricing is based on CaseStack routing the order through the least expensive LTL Service Provider. If a motor carrier different from CaseStack's least expensive LTL Service Provider is preferred or required by Customer, then Customer acknowledges and agrees that pricing may vary.

(b) Parcel Services. Parcel Services are priced based on CaseStack's cost plus 15% margin.

(c) FTL Services and other Transportation Services other than Consolidation Program, LTL Shipments, or Parcel. FTL Services and other transportation Services other than Consolidation Program, LTL, or parcel are priced based on a spot quote basis. Customer may request a quote from CaseStack prior to shipping.

(d) Fuel Surcharge and Accessorial Charges.

(i) Fuel surcharge is charged based on the Fuel Surcharge table as provided on www.casestack.com, unless otherwise indicated in the Schedule(s).

(ii) Fuel surcharge and accessorial charges are not discounted and will be additional charges added to base freight/transportation charges.

(iii) Applicable accessorial charges (such as lumper, sort and segregate, driver detention, etc.) will be added to the base freight/transportation charges as needed.

7. Additional Services

Description	Rate (USD)	UOM
Monthly maintenance	$300	Per month
Initial online training (via web)	Waived	Each
Additional online training (via web)	Waived	Each
VPL Upload	$500	One Time
CSV Upload	$850	One Time
EDI Integration - 856 Mapping	$1,250	Each
EDI Integration - 940 Mapping	$1,250	Each
EDI Integration - 943 Mapping	$1,250	Each
EDI Integration - 944 Mapping	$1,250	Each
EDI Integration - 945 Mapping	$1,250	Each
On-site training	Quote	Quote
Customized reports	Quote	Quote

Fees for additional services not contemplated above shall be agreed upon by CaseStack and Customer on an as-needed basis.

8. Service Level Agreement ("SLA")

Key Performance Measurements ("KPI")

1. "On-Time Shipping" (as defined below) Goal: 99.0%
2. "No Shortages" (as defined below) in shipments to consignees Goal: 99.0%
3. "Lot Code Tracking Accuracy" (as defined below) Goal: 99.0%

Definitions

1. On-Time Shipping. Customer must have all inventories pertaining to the order on hand and available at the WFC 48 hours prior to any order being submitted for shipment. On-Time shipping will not be confused with on-time delivery.
    a. "On-Time Shipping" is defined as when the Actual Pickup Date equals the Requested Pickup Date within CaseStack's system for outbound orders. The Requested Pickup Date will be determined by CaseStack as the best day to ship the order. The Actual Pickup Date is when the outbound order ships from the WFC.
    b. Retail Consolidation Program orders. Any CaseStack Retail Consolidation Programs that the Customer joins will be governed by the inventory and order cut-offs associated with each specific Retail Consolidation Program.
    c. "On-Time Shipping" KPI is calculated as: number of outbound orders where Requested Pickup Date is the same as Actual Pickup Date, divided by number of outbound orders submitted by the Customer for shipping. These orders will be excluded from On-Time Shipping KPI calculations:
        i. Orders that did not have all inventories on hand and available at the WFC at least 48 hours prior to the order submission from Customer to CaseStack
        ii. Orders where the Customer requested for a ship date different from the CaseStack-determined Requested Ship Date
2. No Shortages. Customer must have all inventories pertaining to the order on hand and available at the WFC 48 hours prior to any order being submitted for shipment. "No Shortages" will not be confused with the consignee's reported shortage on a delivery receipt.

a. "No Shortages" is defined as when the Scheduled Quantity equals the Actual Quantity within CaseStack's system for outbound orders.
b. "No Shortage" KPI is calculated as: number of outbound orders where the Scheduled Quantity equals the Actual Quantity, divided by the number of outbound orders submitted by the Customer for shipping. These orders will be excluded from "No Shortages" KPI calculations:
    i. Orders that did not have all inventories on hand and available at the WFC at least 48 hours prior to the order submission from Customer to CaseStack
    ii. Orders where the Customer requested for a Scheduled Quantity after the order was released to the WFC

3. Lot Code Tracking Accuracy. Lot Code Tracking Accuracy will be measured biannually with a mock recall. Customer will provide the SKU and lot code of the item(s) for mock recall. CaseStack shall be responsible for providing a report showing the outbound orders and quantities associated with the SKU and lot code in addition to any quantities on hand at the WFC. Lot Code Tracking Accuracy is calculated as: total cases reported divided by total cases received for the specific SKU and lot code requested during the mock recall.

SLA Claim Reimbursement Credit

1. On-Time Shipping. Measured quarterly. Reimbursement credit will be calculated as:
    a. Goal - Actual = Actual Performance Level Variance x 100 = Variance
    b. Variance multiplied by $1000 = credit to Customer
    c. Maximum credit exposure not to exceed $4,000.00 per quarter (or proration thereof)
    d. Payable only if Actual is less than Goal
    e. Example: Goal 99% - Actual 98% = 1% Actual Performance Level Variance x 100 = Variance of 1. Variance of 1 x $1000 = $1000 credit to Customer
2. No Shortages. Measured quarterly. Reimbursement credit will be calculated for any secondary freight charges associated with shipping shorted cases for orders that fell below the Goal KPI. Secondary freight charges for regular transit time will be used and they are associated with shipping the shorted cases to the consignees.
    a. Payable only if Actual is less than Goal
    b. Maximum credit exposure not to exceed $4,000.00 per quarter (or proration thereof)
    c. Example: For 100 orders, 97 order have "No Shortages". CaseStack shall credit the secondary freight charges for 99-97 = 2 orders with the most recent ship dates.
3. Lot Code Tracking Accuracy. Measured quarterly. Reimbursement credit will be calculated as:
    a. Goal – Actual = Actual Performance Level Variance x 100 = Variance
    b. Variance multiplied by $1000 = credit to Customer
    c. Maximum credit exposure not to exceed $4,000.00 per quarter (or proration thereof)
    d. Payable only if Actual is less than Goal
    e. Example: Goal 99% - Actual 98% = 1% Actual Performance Level Variance x 100 = Variance of 1. Variance of 1 x $1000 = $1000 credit to Customer
4. Maximum SLA Claim Reimbursement Credit for all three KPIs shall not exceed $20,000 annually (or proration thereof) in this SLA.

SLA Claim Reimbursement Filing

Customer shall submit the SLA Reimbursement claim ("SLA Claim") with completed required documentation to CCA@casestack.com no later than 30 days following the end of the quarter. Each quarter is defined as: January 1 to March 31 for first quarter, April 1 to June 30 for second quarter, July 1

to September 30 for third quarter, and October 1 to December 31st for fourth quarter. The "proration" mentioned above is in reference to the beginning and the end of the Agreement. For example, if the first inbound arrives on September 1st, then the maximum SLA Claim Reimbursement Credit for the quarterly KPI would be based on 30 days in September divided by 92 days in the quarter, multiplied by $4,000 = $1,304.35.

The SLA Claim shall contain the following required documentation:

1. KPI where the Goal was not met
2. Customer's reasoning or metrics which show why CaseStack did not meet the Goal (order level details and KPI calculations must be provided)

CaseStack shall have thirty (30) days after required documentation is submitted to provide a decision on the SLA Claim. If any of the required documentation is incomplete or missing and not provided within 30 days following the end of the quarter, then CaseStack reserves the right to decline the SLA claim due to insufficient documentation.

CASESTACK:	**CCA INDUSTRIES, INC.:**
By: __________	By: [signature]
Name: Pei-Ching Ling	Name: Stephen A. Heit
Title: Vice President of Finance	Title: Chief Financial Officer
Date: __________	Date: August 31, 2017

CASESTACK, INC.
MASTER LOGISTICS SERVICES AGREEMENT
SCHEDULE FOR
WALMART CONSOLIDATION PROGRAM
CCA INDUSTRIES, INC.

Issuance Date: *August 16, 2017*
Effective Date of Schedule: *August 16, 2017*

This Schedule to Appendix A to the CaseStack, Inc. Master Logistics Services Agreement sets forth terms and conditions, including pricing, applicable to the Walmart Consolidation Program ("WMCP"). CaseStack may revise this Schedule at any time. The changed Conditions are in effect immediately upon the Effective Date of Schedule identified therein. The version of these Conditions in effect on the date Services are provided is the version that applies to the specific Services in question.

1. **Terms and Conditions of WMCP**

   a. Walmart ("WM") designates suppliers' orders that WM wants to have included in the WMCP. Suppliers included in the WMCP are added by WM to a "Vendor Pool List" by WM. WM also designates specific purchase orders on the Vendor Pool List. An order only qualifies for the WMCP if both the Customer and the specific order are included on the Vendor Pool List.
   b. If, for any reason, all or any part of a WMCP order ships other than on an FTL consolidation to WM or its authorized delivery point, standard transportation pricing under Appendix A is applicable. Reasons an order might not be included in the WMCP:
      i. sufficient inventory is not received by CaseStack prior to the order issuance date, and/or
      ii. orders are not received by CaseStack on the order issuance date by 2:00PM local WFC time if the order issuance date is a business day, or by 10:00AM local WFC time on the first business day after the order issuance date if the order issuance date is a non-business day
   c. The WMCP transportation pricing will be calculated based on the greater of (regardless of actual shipped quantity and weight):
      i. the weight provided by WM plus pallet weight (gross weight to include pallet)
      ii. the quantity WM ordered multiplied by the product weight in CaseStack's Product Catalog (gross weight to include pallet), or
      iii. Customer's reported weight (gross weight to include pallet)

2. **Transportation Charges**

   a. Orders in the WMCP

      i. Transportation Pricing (does not include fuel surcharge or accessorial charge)

Origin / WFC	RDC#	Destination City	Destination State	Rate Per CWT	Minimum Charge Per Order
NE	7035	Alachua	FL	$7.74	$15.00
NE	7033	Apple Valley	CA	$12.80	$15.00
NE	7039	Beaver Dam	WI	$3.63	$15.00
NE	6094	Bentonville	AR	$5.81	$15.00
NE	6011	Brookhaven	MS	$7.81	$15.00
NE	6020	Brooksville	FL	$8.21	$15.00
NE	6031	Buckeye	AZ	$14.08	$15.00
NE	6043	Coldwater	MI	$2.59	$15.00
NE	6006	Cullman	AL	$4.65	$15.00
NE	6010	Douglas	GA	$5.55	$15.00
NE	7038	Fort Pierce	FL	$9.66	$15.00

CASESTACK, INC.
MASTER LOGISTICS SERVICES AGREEMENT
SCHEDULE FOR
WALMART CONSOLIDATION PROGRAM
CCA INDUSTRIES, INC.

Origin / WFC	RDC#	Destination City	Destination State	Rate Per CWT	Minimum Charge Per Order
NE	7026	Grantsville	UT	$13.48	$15.00
NE	6024	Grove City	OH	$2.07	$15.00
NE	6037	Hermiston	OR	$15.01	$15.00
NE	6040	Hope Mills	NC	$3.47	$15.00
NE	6066	Hopkinsville	KY	$4.38	$15.00
NE	6054	La Grange	GA	$4.72	$15.00
NE	6019	Loveland	CO	$11.31	$15.00
NE	6038	Marcy	NY	$3.27	$15.00
NE	6025	Menomonie	WI	$4.09	$15.00
NE	6039	Midway	TN	$3.10	$15.00
NE	7045	Mount Crawford	VA	$2.62	$15.00
NE	6009	Mount Pleasant	IA	$4.58	$15.00
NE	6016	New Braunfels	TX	$11.26	$15.00
NE	6048	Opelousas	LA	$8.84	$15.00
NE	6035	Ottawa	KS	$6.47	$15.00
NE	6036	Palestine	TX	$7.34	$15.00
NE	6012	Plainview	TX	$11.21	$15.00
NE	6021	Porterville	CA	$13.86	$15.00
NE	6030	Raymond	NH	$5.06	$15.00
NE	6026	Red Bluff	CA	$16.28	$15.00
NE	6068	Sanger	TX	$7.36	$15.00
NE	7036	Sealy	TX	$10.25	$15.00
NE	6018	Searcy	AR	$5.44	$15.00
NE	6017	Seymour	IN	$2.84	$15.00
NE	6070	Shelby	NC	$3.33	$15.00
NE	7034	Smyrna	DE	$3.00	$15.00
NE	6092	Spring Valley	IL	$3.67	$15.00
NE	6069	St. James	MO	$4.24	$15.00
NE	6023	Sutherland	VA	$2.37	$15.00
NE	6080	Tobyhanna	PA	$1.43	$15.00
NE	6027	Woodland	PA	$2.24	$15.00

b. Orders to Walmart Not a Part of the Walmart Consolidation Program (for example, buyer-driven or promotional orders) but Consolidated on the WMCP Trucks

   i. Transportation Pricing (does not include fuel surcharge or accessorial charge)

Origin / WFC	RDC#	Destination City	Destination State	Rate Per CWT	Minimum Charge Per Order
NE	7035	Alachua	FL	$9.68	$40.00
NE	7033	Apple Valley	CA	$16.00	$40.00
NE	7039	Beaver Dam	WI	$4.54	$40.00
NE	6094	Bentonville	AR	$7.26	$40.00
NE	6011	Brookhaven	MS	$9.76	$40.00
NE	6020	Brooksville	FL	$10.26	$40.00
NE	6031	Buckeye	AZ	$17.60	$40.00

CASESTACK, INC.
MASTER LOGISTICS SERVICES AGREEMENT
SCHEDULE FOR
WALMART CONSOLIDATION PROGRAM
CCA INDUSTRIES, INC.

Origin / WFC	RDC#	Destination City	Destination State	Rate Per CWT	Minimum Charge Per Order
NE	6043	Coldwater	MI	$3.24	$40.00
NE	6006	Cullman	AL	$5.81	$40.00
NE	6010	Douglas	GA	$6.94	$40.00
NE	7038	Fort Pierce	FL	$12.08	$40.00
NE	7026	Grantsville	UT	$16.85	$40.00
NE	6024	Grove City	OH	$2.59	$40.00
NE	6037	Hermiston	OR	$18.76	$40.00
NE	6040	Hope Mills	NC	$4.34	$40.00
NE	6066	Hopkinsville	KY	$5.48	$40.00
NE	6054	La Grange	GA	$5.90	$40.00
NE	6019	Loveland	CO	$14.14	$40.00
NE	6038	Marcy	NY	$4.09	$40.00
NE	6025	Menomonie	WI	$5.11	$40.00
NE	6039	Midway	TN	$3.88	$40.00
NE	7045	Mount Crawford	VA	$3.28	$40.00
NE	6009	Mount Pleasant	IA	$5.73	$40.00
NE	6016	New Braunfels	TX	$14.08	$40.00
NE	6048	Opelousas	LA	$11.05	$40.00
NE	6035	Ottawa	KS	$8.09	$40.00
NE	6036	Palestine	TX	$9.18	$40.00
NE	6012	Plainview	TX	$14.01	$40.00
NE	6021	Porterville	CA	$17.33	$40.00
NE	6030	Raymond	NH	$6.33	$40.00
NE	6026	Red Bluff	CA	$20.35	$40.00
NE	6068	Sanger	TX	$9.20	$40.00
NE	7036	Sealy	TX	$12.81	$40.00
NE	6018	Searcy	AR	$6.80	$40.00
NE	6017	Seymour	IN	$3.55	$40.00
NE	6070	Shelby	NC	$4.16	$40.00
NE	7034	Smyrna	DE	$3.75	$40.00
NE	6092	Spring Valley	IL	$4.59	$40.00
NE	6069	St. James	MO	$5.30	$40.00
NE	6023	Sutherland	VA	$2.96	$40.00
NE	6080	Tobyhanna	PA	$1.79	$40.00
NE	6027	Woodland	PA	$2.80	$40.00

ii. Orders to Walmart that are not a part of the WMCP AND are consolidated onto the trucks for the WMCP shall receiving transportation/freight pricing based on the table above (pricing does not include fuel surcharge or accessorial charges, which shall be added separately and are not discounted).